Exhibit 99(l)
January 30, 2007
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representative of the Several Underwriters
4 World Financial Center
New York, New York 10080

Re:	The Gabelli Global Deal Fund Common Shares of Beneficial Interest
Ladies and Gentlemen:
     We have acted as counsel to The Gabelli Global Deal Fund, a Delaware statutory trust (the “Fund”), in connection with the issuance and sale by the Fund of [               ] common shares of beneficial interest, par value $0.001 (the “Shares”), pursuant to the Purchase Agreement, dated as of January [     ], 2007 (the “Purchase Agreement”), between the Fund, Gabelli Funds, LLC (the “Adviser”) and you.
     This opinion is being furnished pursuant to Section 5(b) of the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.
     In connection with this opinion, we have examined (i) the Certificate of Trust of the Fund, as filed with the Secretary of State of the State of Delaware on October 20, 2006, and the Agreement and Declaration of Trust of the Fund, as in effect on the date hereof (collectively, the “Declaration”), and the By-Laws of the Fund, as in effect on the date hereof (the “By-Laws”); (ii) the notification of registration of the Fund on Form N-8A (the “1940 Act Notification”), as filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2006 under the Investment Company Act of 1940, as amended (the “Investment Company Act”); (iii) the Registration Statement on Form N-2 (File Nos. 333-108409 and 811-21423) of the Fund as filed with the Commission under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act on October 23, 2006 and Amendments Nos. 1, 2, 3 and 4 as filed with the Commission on December 13, 2006, December 18, 2006, December 27, 2006 and January 25, 2007, respectively (collectively, the “Registration Statement”) as the Registration Statement became effective under the 1933 Act and the Investment Company Act; (iv) the registration statement of the Fund on Form 8-A (File No. [     ]), as filed with the Commission on January [     ], 2007, relating to the registration of the Shares under the Securities Exchange Act of 1934, as amended (the “1934 Act”); (v) the final Prospectus and Statement of Additional Information of the Fund, as filed with the Commission on January [     ], 2007 pursuant to Rule 497(h) under the 1933 Act (collectively, the “Prospectus”); (vi) a form of certificate evidencing the Shares issued by the Fund; (vii) certain resolutions adopted by the Board of Trustees of the Fund relating to the issuance and sale of the Shares and related matters; (vii) the Investment Advisory Agreement between the Fund and the Adviser, dated as of [          ] (the “Investment Advisory Agreement”), the Custodian Agreement between the Fund and Mellon Trust of New England, NA, dated as of [          ] (the “Custodian Agreement”), the Transfer Agency and Service Agreement between the Fund and American Stock Transfer & Trust Company, dated as of [          ] (the “Transfer Agency Agreement” and, collectively with the Investment Advisory Agreement and the Custodian Agreement, the “Fund Agreements”); (viii) the Purchase Agreement; and (ix) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates of public officials, certificates of officers or other representatives of the Fund and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Fund, had the corporate power to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and, except to the extent set forth in numbered paragraph 6 below, the validity and binding effect thereof. In rendering the opinion set forth in numbered paragraph 4 below, we have assumed that the performance by the Fund of its obligations thereunder do not and will not violate or constitute a default under (i) any agreement to which the Fund is subject other than Material Agreements, (ii) any law, rule, or regulation to which the Fund is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Laws (as defined below)), (iii) any judicial or regulatory decree of any Governmental Authority other than as identified on the Officer’s Certificate for the Fund, dated as of January 30, 2007 (the “Officer’s Certificate”) or of which we have actual knowledge or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any Governmental Authority other than as identified on the Officer’s Certificate or of which we have actual knowledge. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Fund and others.
     With respect to any agreement or instrument examined by us which by its terms purports to be governed by the laws of any jurisdiction other than the Federal laws of the United States, the Delaware Statutory Trust Act or the laws of the State of New York, our opinions are based solely upon our understanding of the plain language of such agreement or instrument, and we do not express any opinion with respect to the interpretation, validity, binding nature or enforceability of any agreement or instrument which by its terms purports to be governed by the laws of any jurisdiction other than the United States, the State of Delaware or the State of New York.
     As used herein, (i) the term “Applicable Laws” means the New York Business Corporation Law, the Delaware Statutory Trust Act and those laws, rules and regulations of the State of Delaware, the State of New York and the United States of America that, in our experience, are normally applicable to entities such as the Fund or transactions of the type contemplated by the Purchase Agreement, but without our having made any special investigation concerning any other laws, rules or regulations; provided that the term “Applicable Laws” does not include (a) the rules and regulations of the National Association of Securities Dealers, Inc.,

(b) any federal or state securities or blue sky laws, (c) any antifraud laws or (d) any law, rule or regulation that may have become applicable to the Fund as a result of the Underwriters’ involvement with the transactions contemplated by the Purchase Agreement or because of any facts specifically pertaining to the Underwriters; (ii) the term “Material Agreement” means any bond, debenture, note or other evidence of indebtedness or any contract or agreement included as an exhibit to the Registration Statement; (iii) the term “Governmental Authority” means any Delaware, New York or federal executive, legislative, judicial, administrative or regulatory body under Applicable Laws and the New York Stock Exchange; and (iv) the term “Governmental Approval” means any consent, approval, license, authorization, order or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.
     The opinions set forth herein as to our knowledge are based on our discussions with the officers of the Fund responsible for the matters discussed therein and our review of documents furnished to us by the Fund, and we have not made any search of the public docket records of any court, governmental agency or body or administrative agency.
     Members of our firm are admitted to the Bar in the State of New York and the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.
     Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the 1933 Act; (ii) the Purchase Agreement has been duly executed and delivered; and (iii) the Shares have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Shares as contemplated by the Purchase Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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